As filed with the Securities and Exchange Commission on September 27, 2007
Registration Statement No. 333-13802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3 REGISTRATION STATEMENT NO. 333-13802
UNDER THE SECURITIES ACT OF 1933

IONA TECHNOLOGIES PLC
(Exact name of Registrant as specified in its Charter)
Ireland
(State or Other Jurisdiction of Incorporation or Organization)
04-3363877
(I.R.S. Employer Identification No.)
The IONA Building
Shelbourne Road, Ballsbridge
Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Christopher M. Mirabile, Esq.
c/o IONA TECHNOLOGIES, INC.
200 West Street
Waltham, MA 02451
(781) 902-8000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Mark T. Bettencourt, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (Registration No. 333-13802) of Iona Technologies PLC (the “Registrant”) (the “Registration Statement”) filed with the Securities and Exchange Commission on August 9, 2001 and pertaining to the registration of 492,699 shares of Ordinary Shares of the Registrant (“Ordinary Shares”).
     The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offering contemplated thereby, the Registrant hereby removes from registration all shares of the Ordinary Shares registered but not sold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Country of Ireland, on this 27th day of September, 2007.

IONA TECHNOLOGIES PLC
By:	/s/ Peter M. Zotto
Peter M. Zotto
Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Peter M. Zotto Peter M. Zotto	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2007

/s/ Robert McBride Robert McBride	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2007

/s/ Kevin Melia Kevin Melia	Director	September 27, 2007

/s/ Christopher J. Horn Christopher J. Horn	Director	September 27, 2007

/s/ Sean Baker Sean Baker	Director	September 27, 2007

/s/ Ivor Kenny Ivor Kenny	Director	September 27, 2007

/s/ James D. Maikranz James D. Maikranz	Director	September 27, 2007

/s/ Bruce J. Ryan Bruce J. Ryan	Director	September 27, 2007

/s/ Francesco Violante Francesco Violante	Director	September 27, 2007